Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND
 PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Howard S. Modlin, Chairman of the Board, President and Chief Executive Officer, and I, William G. Henry, Vice President, Finance and Administration and Chief Financial Officer, each of General DataComm Industries, Inc. (the “Company”), do each hereby certify, except to the extent such Report is deemed incomplete for failure to have quarterly financial review by independent auditors, to the best of my knowledge that:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended  December 31, 2009 being filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification accompanies this Form 10-Q as an exhibit, but shall not be deemed as having been filed for purposes of Section 18 of the Securities Exchange Act of 1934 or as a separate disclosure document of the Company or the certifying officer.

/s/ Howard S. Modlin
Date: February 16, 2010	Howard S. Modlin,
Chairman of the Board, President and
Chief Executive Officer

/s/ William G. Henry
William G. Henry
Vice President, Finance and Administration
and Chief Financial Officer